Exhibit 99.1

MiX Telematics Reports Second Quarter Fiscal 2021 U.S. GAAP Financial Results

Second Quarter Highlights:
•Subscription revenues of $27.6 million, representing 89.3% of revenue
•Net subscriber base of over 767,000 subscribers
•Net income of $3.5 million
•Adjusted EBITDA of $8.9 million, or a 28.7% Adjusted EBITDA margin
•Net cash provided by operating activities of $11.4 million leading to positive free cash flow of $8.8 million
•Cash and cash equivalents of $33.8 million at quarter end

Midrand, South Africa and Boca Raton, October 29, 2020 - MiX Telematics Limited ("MiX Telematics") (NYSE: MIXT, JSE: MIX), a leading global provider of fleet and mobile asset management solutions delivered as Software-as-a-Service (“SaaS”), today announced financial results, in accordance with accounting principles generally accepted in the United States (“GAAP”), for the second quarter, which ended September 30, 2020.

“MiX Telematics’ second quarter results were highlighted by profitability and cash generation that was significantly ahead of expectations. We experienced modest signs of improvement within some customer verticals and fleet segments due to increases in usage activity from the COVID-related shutdowns seen in the spring,” said Stefan Joselowitz, Chief Executive Officer of MiX Telematics.

Joselowitz continued, “Our sharp focus on customer success and the tangible ROI our comprehensive telematics platform can provide to fleet operators has reinforced MiX’s strategic value in the market. We are confident this will generate a return to meaningful subscription revenue growth once economic conditions normalize.”

Financial Results for the Three Months Ended September 30, 2020

Subscription Revenues: Subscription revenues were $27.6 million, a decrease of 13.9% compared to $32.1 million for the second quarter of fiscal 2020. Subscription revenues represented 89.3% of total revenues during the second quarter of fiscal 2021. Subscription revenues decreased by 7.0% on a constant currency basis, year over year. The decline in constant currency subscription revenue was primarily due to the contraction in the Company’s subscriber base as a result of economic conditions attributable to the COVID-19 pandemic. During the second quarter of fiscal 2021, the Company’s subscriber base contracted by a net 20,000 subscribers.

The majority of our revenues and subscription revenues are derived from currencies other than the U.S. Dollar. Accordingly, the strengthening of the U.S. Dollar against these currencies (in particular against the South African Rand) following currency volatility arising from the economic disruption caused by COVID-19, has negatively impacted our revenue and subscription revenues reported in U.S. Dollars. Compared to the second quarter of fiscal year 2020, the South African Rand weakened by 15% against the U.S. Dollar. The Rand/U.S. Dollar exchange rate averaged R16.91 in the second quarter of fiscal year 2021 compared to an average of R14.68 during the second quarter of fiscal year 2020. The impact of translating foreign currencies to U.S. Dollars at the average exchange rates during the second quarter of fiscal 2021 led to a 6.9% reduction in reported U.S. Dollar subscription revenues.

Total Revenues: Total revenues were $30.9 million, a decrease of 15.6% compared to $36.7 million for the second quarter of fiscal 2020. Total revenues decreased by 9.1% on a constant currency basis, year over year. Hardware and other revenues were $3.3 million, a decrease of 27.1%, compared to $4.6 million for the second quarter of fiscal 2020 as a result of a global economic slowdown following the disruption caused by the COVID-19 pandemic.

The impact of translating foreign currencies to U.S. Dollars at the average exchange rates during the second quarter of fiscal 2021 led to a 6.5% reduction in reported U.S. Dollar revenues.

Gross Margin: Gross profit was $20.7 million, compared to $24.2 million for the second quarter of fiscal 2020. Gross profit margin was 66.7%, compared to 66.1% for the second quarter of fiscal 2020.

Income From Operations: Income from operations was $4.6 million, compared to $6.5 million for the second quarter of fiscal 2020. Operating income margin was 14.8%, compared to 17.6% for the second quarter of fiscal 2020. Operating expenses of $16.1 million decreased by $1.7 million, or 9.5%, compared to the second quarter of fiscal 2020.

Net Income and Earnings Per Share: Net income was $3.5 million, compared to net income of $3.3 million in the second quarter of fiscal 2020. Net income included a net foreign exchange loss of $0.1 million before tax, as well as a $0.3 million deferred tax credit on a U.S. Dollar intercompany loan between MiX Telematics and MiX Telematics Investments Proprietary Limited ("MiX Investments"), a wholly-owned subsidiary of the Company. During the second quarter of fiscal 2020, net income included a net foreign exchange gain of $0.04 million and a $1.3 million deferred tax charge on a U.S. Dollar intercompany loan between MiX Telematics and MiX Investments.

Earnings per diluted ordinary share was 0.6 U.S. cents, consistent with 0.6 U.S. cents in the second quarter of fiscal 2020. For the second quarter of fiscal 2021, the calculation was based on diluted weighted average ordinary shares in issue of 559.0 million compared to 570.0 million diluted weighted average ordinary shares in issue during the second quarter of fiscal 2020. On a ratio of 25 ordinary shares to one American Depositary Share (“ADS”), earnings per diluted ADS was 15 U.S. cents consistent with 15 U.S. cents in the second quarter of fiscal 2020.

The Company’s effective tax rate was 22.0%, compared to 47.8% in the second quarter of fiscal 2020. Ignoring the impact of net foreign exchange gains and losses net of tax, the tax rate which was used in determining non-GAAP net income below, was 28.4% compared to 29.6% in the second quarter of fiscal 2020.

Adjusted EBITDA: Adjusted EBITDA, a non-GAAP measure, was $8.9 million, compared to $11.0 million for the second quarter of fiscal 2020. Adjusted EBITDA margin, a non-GAAP measure, for the second quarter of fiscal 2021 was 28.7%, compared to 29.9% for the second quarter of fiscal 2020.

Non-GAAP Net Income and Net Income Per Share: Non-GAAP net income was $3.2 million, compared to $4.5 million for the second quarter of fiscal 2020. Non-GAAP net income per diluted ordinary share was 0.6 U.S. cents, compared to 0.8 U.S. cents in the second quarter of fiscal 2020. At a ratio of 25 ordinary shares to one ADS, the non-GAAP net income per diluted ADS was 14 U.S. cents compared to 20 U.S. cents in the second quarter of fiscal 2020.

Cash and Cash Equivalents and Cash Flow: At September 30, 2020, the Company had $33.8 million of cash and cash equivalents, compared to $18.0 million at March 31, 2020.

Net cash provided by operating activities for the three months ended September 30, 2020 was $11.4 million compared to $8.8 million for the three months ended September 30, 2019. The Company invested $2.6 million in capital expenditures (including investments in in-vehicle devices of $1.6 million), leading to free cash flow, a non-GAAP measure, of $8.8 million in the quarter. The Company generated free cash flow of $2.4 million for the second quarter of fiscal 2020 when the Company invested $6.4 million in capital expenditures (including investments in in-vehicle devices of $4.8 million).

Net cash provided by financing activities amounted to $0.1 million for the second quarter of fiscal 2021, compared to $8.6 million utilized during the second quarter of fiscal 2020. The cash provided by financing activities during the second quarter of fiscal 2021 consisted of proceeds of $0.8 million from the issue of ordinary shares in relation to the exercise of stock options and $0.6 million from facilities utilized, offset by dividends paid of $1.3 million. The cash utilized in financing activities during the second quarter of fiscal 2020 consisted of $8.2 million for the repurchase of ordinary shares, dividends paid of $1.5 million offset by facilities utilized of $1.1 million.

Quarterly Dividend
The most recent dividend payment of 4 South African cents (0.2 U.S. cents) per ordinary share and 1 South African Rand (6 U.S. cents) per ADS was paid on August 24, 2020 to shareholders on record on August 21, 2020. A dividend of 4 South African cents per ordinary share and 1 South African Rand per ADS will be paid on December 8, 2020 to shareholders on record as of the close of business on November 20, 2020.

The details with respect to the dividends declared for holders of our ADSs are as follows:
Ex dividend on New York Stock Exchange (NYSE)        Thursday, November 19, 2020
Record date                        Friday, November 20, 2020
Approximate date of currency conversion            Monday, November 23, 2020
Approximate dividend payment date            Tuesday, December 8, 2020

Share Repurchases
No shares were repurchased during the three months ended September 30, 2020.

Business Outlook
Due to the uncertainty surrounding the level of business disruption as a result of the spread of COVID-19, the Company has suspended its practice of issuing financial guidance and as a consequence no guidance has been issued for the full 2021 fiscal year.

Conference Call Information
MiX Telematics management will also host a conference call and audio webcast at 8:00 a.m. (Eastern Daylight Time) and 2:00 p.m. (South African Time) on Thursday, October 29, 2020 to discuss the Company’s financial results and current business outlook:
•The live webcast of the call will be available at the “Investor Information” page of the Company’s website,
http://investor.mixtelematics.com.
•To access the call, dial +1-877-451-6152 (within the United States) or 0 800 983 831 (within South Africa) or +1-201-389-0879 (outside of the United States). The conference ID is 13712007.
•A replay of this conference call will be available for a limited time at +1-844-512-2921 (within the United States) or +1-412-317-6671 (within South Africa or outside of the United States). The replay conference ID is 13712007.
•A replay of the webcast will also be available for a limited time at http://investor.mixtelematics.com.

About MiX Telematics Limited
MiX Telematics is a leading global provider of fleet and mobile asset management solutions delivered as SaaS to customers managing over 767,000 assets in approximately 120 countries. The Company’s products and services provide enterprise fleets, small fleets and consumers with solutions for safety, efficiency, risk and security. MiX Telematics was founded in 1996 and has offices in South Africa, the United Kingdom, the United States, Uganda, Brazil, Australia, Romania, Thailand and the United Arab Emirates as well as a network of more than 130 fleet partners worldwide. MiX Telematics shares are publicly traded on the Johannesburg Stock Exchange (JSE: MIX) and MiX Telematics American Depositary Shares are listed on the New York Stock Exchange (NYSE: MIXT). For more information visit www.mixtelematics.com.

Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding our position to execute on our growth strategy, and our ability to expand our leadership position. These forward-looking statements include, but are not limited to, Company’s beliefs, plans, goals, objectives, expectations, assumptions, estimates, intentions, future performance, other statements that are not historical facts and statements identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in, or suggested by, these forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.

Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of known and unknown risks and uncertainties, some of which are beyond our control including, without limitation:

•our ability to attract, sell to and retain customers;
•the severity and duration of the COVID-19 pandemic, the pandemic’s economic impact on the geographical locations of our regional service organizations and central service organization, the impact of the pandemic on our customers’ ability to meet their financial obligations, our ability to implement cost containment and business recovery strategies during the pandemic, local and foreign government regulations implemented to combat the pandemic and any future developments on the pandemic;
•our ability to improve our growth strategies successfully, including our ability to increase sales to existing customers;
•our ability to adapt to rapid technological change in our industry;
•competition from industry consolidation;
•loss of key personnel or our failure to attract, train and retain other highly qualified personnel;

•our ability to integrate any businesses we acquire;
•the introduction of new solutions and international expansion;
•our dependence on key suppliers and vendors to manufacture our hardware;
•our dependence on our network of dealers and distributors to sell our solutions;
•businesses may not continue to adopt fleet management solutions;
•our future business and system development, results of operations and financial condition;
•expected changes in our profitability and certain cost or expense items as a percentage of our revenue;
•changes in the practices of insurance companies;
•the impact of laws and regulations relating to the Internet and data privacy;
•our ability to protect our intellectual property and proprietary technologies and address any infringement claims;
•our ability to defend ourselves from litigation or administrative proceedings relating to labor, regulatory, tax or similar issues;
•significant disruption in service on, or security breaches of, our websites or computer systems;
•our dependence on third-party technology;
•fluctuations in the value of the South African Rand;
•economic, social, political, labor and other conditions and developments in South Africa and globally;
•our ability to issue securities and access the capital markets in the future; and
•other risks set forth in our filings with the U.S. Securities Exchange Commission.

We assume no obligation to update any forward-looking statements contained in this press release and expressly disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP net income and non-GAAP net income per share, free cash flow and constant currency, which are non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses these measures, please see Annexure A titled “Non-GAAP Financial Measures”. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP is provided in Annexure A.

Investor Contact
Brian Denyeau
ICR for MiX Telematics
ir@mixtelematics.com
+1-855-564-9835

October 29, 2020

MIX TELEMATICS LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	March 31, 2020	September 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$17,953	$33,836
Restricted cash	699	798
Accounts receivables, net	24,100	18,876
Inventory, net	3,271	3,742
Prepaid expenses and other current assets	7,375	6,802
Total current assets	53,398	64,054
Property and equipment, net	30,019	27,167
Goodwill	37,923	39,603
Intangible assets, net	15,007	16,059
Deferred tax assets	3,108	3,497
Other assets	4,200	4,070
Total assets	$143,655	$154,450

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$2,367	$3,185
Accounts payables	5,251	4,863
Accrued expenses and other liabilities	14,839	18,835
Deferred revenue	5,077	4,521
Total current liabilities	27,534	31,404
Deferred tax liabilities	11,436	10,540
Long-term accrued expenses and other liabilities	5,660	5,053
Total liabilities	44,630	46,997

Stockholders’ equity:
MiX Telematics Limited stockholders’ equity
Preferred stock: 100 million shares authorized but not issued	—	—
Common stock: 600.9 million and 604.9 million no-par value shares issued and outstanding as of March 31, 2020 and September 30, 2020, respectively	66,522	67,347
Less treasury stock at cost: 54 million shares as of March 31, 2020 and September 30, 2020	(17,315)	(17,315)
Retained earnings	67,482	70,846
Accumulated other comprehensive loss	(11,070)	(7,425)
Additional paid-in capital	(6,599)	(6,005)
Total MiX Telematics Limited stockholders’ equity	99,020	107,448
Non-controlling interest	5	5
Total stockholders’ equity	99,025	107,453

Total liabilities and stockholders’ equity	$143,655	$154,450

MIX TELEMATICS LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2020	2019	2020
Revenue
Subscription	$32,099	$27,623	$63,737	$53,498
Hardware and other	4,562	3,325	9,207	4,947
Total revenue	36,661	30,948	72,944	58,445
Cost of revenue
Subscriptions	9,417	7,676	18,712	15,025
Hardware and other	3,028	2,621	5,961	3,850
Total cost of revenue	12,445	10,297	24,673	18,875
Gross profit	24,216	20,651	48,271	39,570
Operating expenses
Sales and marketing	3,148	2,447	6,729	5,193
Administration and other	14,616	13,631	29,402	27,122
Total operating expenses	17,764	16,078	36,131	32,315
Income from operations	6,452	4,573	12,140	7,255
Other (expense)/income	(52)	(77)	323	(175)
Net interest income/(expense)	4	(70)	77	(140)
Income before income tax expense	6,404	4,426	12,540	6,940
Income tax expense	3,058	974	4,198	1,066
Net income	3,346	3,452	8,342	5,874
Less: Net income attributable to non-controlling interest	—	—	—	—
Net income attributable to MiX Telematics Limited	$3,346	$3,452	$8,342	$5,874

Net income per ordinary share:
Basic	$0.01	$0.01	$0.01	$0.01
Diluted	$0.01	$0.01	$0.01	$0.01

Net income per American Depositary Share:
Basic	$0.15	$0.16	$0.37	$0.27
Diluted	$0.15	$0.15	$0.36	$0.26

Ordinary shares:
Weighted average	554,781	548,008	558,401	547,569
Diluted weighted average	570,011	558,951	574,606	558,829

American Depositary Shares:
Weighted average	22,191	21,920	22,336	21,903
Diluted weighted average	22,800	22,358	22,984	22,353

MIX TELEMATICS LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended September 30,
	2019	2020
Cash flows from operating activities:
Cash generated from operations	$17,218	$22,295
Interest received	419	206
Interest paid	(156)	(153)
Income tax paid	(2,915)	(1,590)
Net cash provided by operating activities	14,566	20,758

Cash flows from investing activities:
Acquisition of property and equipment – in-vehicle devices	(8,422)	(2,590)
Acquisition of property and equipment – other	(516)	(160)
Proceeds from the sale of property and equipment	1,327	—
Acquisition of intangible assets	(2,641)	(1,972)
Loans to external parties	(350)	—
Net cash used in investing activities	(10,602)	(4,722)

Cash flows from financing activities:
Proceeds from issuance of ordinary shares in relation to stock options exercised	—	825
Cash paid for ordinary shares repurchased	(8,222)	—
Cash paid on dividends to MiX Telematics Limited stockholders	(3,084)	(2,506)
Movement in short-term debt	539	740
Net cash used in financing activities	(10,767)	(941)

Net (decrease)/increase in cash and cash equivalents, and restricted cash	(6,803)	15,095
Cash and cash equivalents, and restricted cash at beginning of the period	27,838	18,652
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	(294)	887
Cash and cash equivalents, and restricted cash at end of the period	$20,741	$34,634

Segment Information
Our operating segments are based on the geographical location of our Regional Sales Offices (“RSOs”) and also include our Central Services Organization (“CSO”). CSO is our central services organization that wholesales our products and services to our RSOs who, in turn, interface with our end-customers, distributors and dealers. CSO is also responsible for the development of our hardware and software platforms and provides common marketing, product management, technical and distribution support to each of our other operating segments.

Each RSO’s results reflect the external revenue earned, as well as its performance before the remaining CSO and corporate costs allocations. Segment performance is measured and evaluated by the chief operating decision maker (“CODM”) using Segment Adjusted EBITDA, which is a measure which uses net income, determined under International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board, as a starting point. Prior to the publication of the financial results for the year ended March 31, 2020, the Company published results under IFRS only, which is the reason for the CODM using a performance measure based on IFRS.

The segment information provided to the CODM is as follows (in thousands and unaudited):

	Three Months Ended September 30, 2019
	Subscription Revenue	Hardware and Other Revenue	Total Revenue	Segment Adjusted EBITDA
Regional Sales Offices
Africa	$17,868	$1,438	$19,306	$8,585
Europe	2,862	760	3,622	1,367
Americas	5,675	454	6,129	3,006
Middle East and Australasia	4,317	1,623	5,940	2,814
Brazil	1,350	286	1,636	671
Total Regional Sales Offices	32,072	4,561	36,633	16,443
Central Services Organization	27	1	28	(2,530)
Total Segment Results	$32,099	$4,562	$36,661	$13,913

	Three Months Ended September 30, 2020
	Subscription Revenue	Hardware and Other Revenue	Total Revenue	Segment Adjusted EBITDA
Regional Sales Offices
Africa	$14,855	$1,635	$16,490	$7,249
Europe	2,919	474	3,393	1,536
Americas	4,786	240	5,026	2,170
Middle East and Australasia	4,118	948	5,066	2,405
Brazil	928	28	956	363
Total Regional Sales Offices	27,606	3,325	30,931	13,723
Central Services Organization	17	—	17	(1,674)
Total Segment Results	$27,623	$3,325	$30,948	$12,049

	Six Months Ended September 30, 2019
	Subscription Revenue	Hardware and Other Revenue	Total Revenue	Segment Adjusted EBITDA
Regional Sales Offices
Africa	$35,554	$2,819	$38,373	$16,942
Europe	5,649	1,317	6,966	2,438
Americas	11,337	1,340	12,677	5,364
Middle East and Australasia	8,578	3,246	11,824	5,568
Brazil	2,567	447	3,014	1,294
Total Regional Sales Offices	63,685	9,169	72,854	31,606
Central Services Organization	52	38	90	(5,175)
Total Segment Results	$63,737	$9,207	$72,944	$26,431

	Six Months Ended September 30, 2020
	Subscription Revenue	Hardware and Other Revenue	Total Revenue	Segment Adjusted EBITDA
Regional Sales Offices
Africa	$28,778	$2,236	$31,014	$14,494
Europe	5,769	608	6,377	2,838
Americas	8,961	395	9,356	3,578
Middle East and Australasia	7,999	1,657	9,656	4,323
Brazil	1,959	51	2,010	773
Total Regional Sales Offices	53,466	4,947	58,413	26,006
Central Services Organization	32	—	32	(3,537)
Total Segment Results	$53,498	$4,947	$58,445	$22,469

The following table (unaudited and shown in thousands) reconciles total Segment Adjusted EBITDA to income before tax expense for the periods shown:

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2020	2019	2020
Segment Adjusted EBITDA	$13,913	$12,049	$26,431	$22,469
Corporate and consolidation entries	(2,221)	(2,507)	(3,977)	(4,837)
Operating lease costs (1)	(419)	(399)	(727)	(791)
Product development costs (2)	(299)	(271)	(690)	(514)
Depreciation and amortization	(4,401)	(3,836)	(8,653)	(7,464)
Impairment of long-lived assets	—	(1)	—	(1)
Stock-based compensation costs	(178)	(301)	(289)	(594)
Decrease/(increase) in restructuring costs (3)	1	(153)	1	(997)
Net profit/(loss) on sale of property and equipment	40	(7)	356	(8)
Net foreign exchange (losses)/gains	(36)	(78)	11	(183)
Net interest income/(expense)	4	(70)	77	(140)
Income before tax expense	$6,404	$4,426	$12,540	$6,940

Description of reconciling items:
1.For the purposes of calculating Segment Adjusted EBITDA, operating leases have been capitalized, except for leases with a term of no more than 12 months or leases of low value assets. Where operating leases are capitalized for segment purposes, the amortization of the right-of-use asset and the interest on the operating lease liability are excluded from the Segment Adjusted EBITDA. Therefore, in order to reconcile Segment Adjusted EBITDA to income before taxes, the total lease expense in respect of operating leases needs to be deducted.

2.For segment reporting purposes, product development costs, which do not meet the capitalization requirements under ASC 730 Research and Development or under ASC 985 Software, are capitalized and amortized. The amortization is excluded from Segment Adjusted EBITDA. In order to reconcile Segment Adjusted EBITDA to net income before taxes, product development costs capitalized for segment reporting purposes need to be deducted.

3.For the three months ended September 30, 2020, $0.1 million of the restructuring costs related to the North America reporting segment. For the six months ended September 30, 2020, $0.6 million, $0.2 million and $0.1 million of the restructuring costs related to the CSO, Africa and North America reporting segments, respectively.

Annexure A: Non-GAAP Financial Measures

We use certain measures to assess the financial performance of the business. Certain of these measures are termed “non-GAAP measures” because they exclude amounts that are included in, or include amounts that are excluded from, the most directly comparable measure calculated and presented in accordance with GAAP, or are calculated using financial measures that are not calculated in accordance with GAAP. These non-GAAP measures include Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP net income and non-GAAP net income per share, free cash flow and constant currency.

An explanation of the relevance of each of the non-GAAP measures, a reconciliation of the non-GAAP measures to the most directly comparable measures calculated and presented in accordance with GAAP and a discussion of their limitations is set out below. We do not regard these non-GAAP measures as a substitute for, or superior to, the equivalent measures calculated and presented in accordance with GAAP or those calculated using financial measures that are calculated in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA and Adjusted EBITDA margin are two of the profit measures reviewed by the chief operating decision maker (“CODM”). We define Adjusted EBITDA as the income before income taxes, net interest income, net foreign exchange gains/(losses), depreciation of property and equipment including capitalized customer in-vehicle devices, amortization of intangible assets including capitalized internal-use software development costs and intangible assets identified as part of a business combination, stock-based compensation costs, restructuring costs and profits/(losses) on the disposal or impairments of assets or subsidiaries. We define Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue.

We have included Adjusted EBITDA and Adjusted EBITDA margin in this press release because they are key measures that the Company’s management and Board of Directors use to understand and evaluate its core operating performance and trends; to prepare and approve its annual budget; and to develop short and long-term operational plans. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA margin can provide a useful measure for period-to-period comparisons of the Company’s core business. Accordingly, the Company believes that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating its operating results.

A reconciliation of net income to Adjusted EBITDA, the most directly comparable financial measure presented in accordance with GAAP, for the periods shown is presented below (in thousands and unaudited):

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2020	2019	2020
Net income	$3,346	$3,452	$8,342	$5,874
Plus: Income tax expense	3,058	974	4,198	1,066
(Less)/plus: Net interest (income)/expense	(4)	70	(77)	140
Plus/(less): Foreign exchange losses/ (gains)	36	78	(11)	183
Plus: Depreciation (1)	3,465	2,946	6,742	5,782
Plus: Amortization (2)	936	890	1,911	1,682
Plus: Impairment of long-lived assets	—	1	—	1
Plus: Stock-based compensation costs	178	301	289	594
(Less)/plus: Net (profit)/loss on sale of property and equipment	(40)	7	(356)	8
(Less)/plus: Restructuring costs	(1)	153	(1)	997
Adjusted EBITDA	$10,974	$8,872	$21,037	$16,327
Adjusted EBITDA margin	29.9%	28.7%	28.8%	27.9%

1.Includes depreciation of owned equipment (including in-vehicle devices).
2.Includes amortization of intangible assets (including intangible assets identified as part of a business combination).

Our use of Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider these performance measures in isolation from, or as a substitute for, analysis of our results as reported under GAAP.

Some of these limitations are:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
•Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to the Company;
•other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure; and
•certain of the adjustments (such as restructuring costs, impairment of long-lived assets and others) made in calculating Adjusted EBITDA are those that management believes are not representative of our underlying operations and, therefore, are subjective in nature.

Because of these limitations, you should consider Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, including income from operations, net income and our other results.

Non-GAAP Net Income and Non-GAAP Net Income Per Share
Non-GAAP net income is defined as net income excluding net foreign exchange gains/(losses) net of tax.
We have included non-GAAP net income per share in this press release because it provides a useful measure for period-to-period comparisons of our core business by excluding net foreign exchange gains/(losses) net of tax and associated tax consequences from earnings. Accordingly, we believe that non-GAAP net income per share provides useful information to investors and others in understanding and evaluating our operating results.

The following tables (in thousands, except per share data, and unaudited) reconcile Net Income to Non-GAAP Net Income and Diluted Net Income Per Ordinary Share or ADS to Non-GAAP Net Income Per Ordinary Share or ADS for the periods shown:

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2020	2019	2020
Net income	$3,346	$3,452	$8,342	$5,874
Net foreign exchange losses/(gains)	36	78	(11)	183
Income tax effect of net foreign exchange gains/losses	1,150	(305)	618	(1,003)
Non-GAAP net income	$4,532	$3,225	$8,949	$5,054

Net income per ordinary share – diluted	$0.01	$0.01	$0.01	$0.01
Effect of net foreign exchange losses/(gains) to net income	#	#	#	#
Income tax effect of net foreign exchange gains/losses	#	#	#	#
Non-GAAP net income per ordinary share – diluted	$0.01	$0.01	$0.02	$0.01

Net income per ADS - diluted	$0.15	$0.15	$0.36	$0.26
Effect of net foreign exchange losses/(gains) to net income	#	#	#	0.01
Income tax effect of net foreign exchange gains/losses	0.05	(0.01)	0.03	(0.04)
Non-GAAP net income per ADS – diluted	$0.20	$0.14	$0.39	$0.23

# Amount less than $0.01

Free Cash Flow
Free cash flow is determined as net cash provided by operating activities less capital expenditure for investing activities. We believe that free cash flow provides useful information to investors and others in understanding and evaluating the Company’s cash flows as it provides detail of the amount of cash the Company generates or utilizes after accounting for all capital expenditures including investments in in-vehicle devices.

The following table (in thousands and unaudited) reconciles Net Cash Provided by Operating Activities to Free Cash Flow for the periods shown:

	Six Months Ended September 30,
	2019	2020
Net cash provided by operating activities	$14,566	$20,758
Less: Capital expenditure payments	(11,579)	(4,722)
Free cash flow	$2,987	$16,036

Constant Currency
Constant currency information has been presented to illustrate the impact of changes in currency rates on the Company’s results. The constant currency information has been determined by adjusting the current financial reporting period results to the prior period average exchange rates, determined as the average of the monthly exchange rates applicable to the period. The measurement has been performed for each of the Company’s currencies, including the South African Rand and British Pound. The constant currency growth percentage has been calculated by utilizing the constant currency results compared to the prior period results.

The constant currency information represents non-GAAP information. We believe this provides a useful basis to measure the performance of our business as it removes distortion from the effects of foreign currency movements during the period.
Due to the significant portion of our customers who are invoiced in non-U.S. Dollar denominated currencies, we also calculate our subscription revenue growth rate on a constant currency basis, thereby removing the effect of currency fluctuation on our results of operations.
The following tables (in thousands, except year over year change) provide the unaudited constant currency reconciliation to the most directly comparable GAAP measure for the periods shown:

Subscription Revenue:
	Three Months Ended September 30,		Year Over Year Change
	2019	2020
Subscription revenue as reported	$32,099	$27,623	(13.9)%
Conversion impact of U.S. Dollar/other currencies	—	2,229	6.9%
Subscription revenue on a constant currency basis	$32,099	$29,852	(7.0)%

Total Revenue:
	Three Months Ended September 30,		Year Over Year Change
	2019	2020
Total revenue as reported	$36,661	$30,948	(15.6)%
Conversion impact of U.S. Dollar/other currencies	—	2,377	6.5%
Total revenue on a constant currency basis	$36,661	$33,325	(9.1)%

Subscription Revenue:
	Six Months Ended September 30,		Year Over Year Change
	2019	2020
Subscription revenue as reported	$63,737	$53,498	(16.1)%
Conversion impact of U.S. Dollar/other currencies	—	6,033	9.5%
Subscription revenue on a constant currency basis	$63,737	$59,531	(6.6)%

Total Revenue:
	Six Months Ended September 30,		Year Over Year Change
	2019	2020
Total revenue as reported	$72,944	$58,445	(19.9)%
Conversion impact of U.S. Dollar/other currencies	—	6,330	8.7%
Total revenue on a constant currency basis	$72,944	$64,775	(11.2)%